中  人民共和国

增    信           可

Telecommunication Value-adding Business Operating Permit

可  号   -B2 20080091

Permit No.:  -B2 20080091

根据《中 人民共和国电信条例》及国家有   定，    ，准   公司按照本   可 （正文和附件） 明的内容    增   信   ，特此   增   信     可 。

In accordance with the provision of the “Telecommunication Sector Act for PRC” and relevant rulings, hereby granting your company Telecommunication Value-adding Business Operating Permit for permission to carry out telecommunication related value-adding services as specified therein.

公司名称

上海  声网  通信有限公司

Name:

Shanghai Hongsheng Net Telecommunication Co., Ltd.

法定代表人 茆俊宝

Legal Representative:  Mao JunBao

注册  本 人民  100万元

Registered Capital:  RMB 1 million

注册住所

上海静安区延平路121号15楼F室

Address:

Shanghai Jing An District No. 121 YanPing Road 15 Floor Unit F

 第二  增  信  中的呼叫中心

Type of Operation:  Type II Telecommunication value-adding services – Call Centre

覆盖范 ： 上海市

（服 目）

Scope of Operation:

Shanghai

人： 姚士成 Signed by : Yao Shi Cheng	机 （盖章） 上海市通信管理局 Issued by: Shanghai Telecommunication Administration Bureau

日期： 2009年11月17日 Date Permit issuance : 17 November 2009 有效期至： 2013年11月5日 Validity period: 5 November 2013